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                                  EXHIBIT 11.1


                        YIELDUP INTERNATIONAL CORPORATION
              STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE



                                        THREE MONTHS     THREE MONTHS       NINE MONTHS        NINE MONTHS
                                           ENDED             ENDED             ENDED              ENDED
                                        SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,      SEPTEMBER 30,
                                            1996             1995               1996              1995
                                        ------------     -------------     -------------       -----------
Net Loss                                $ (948,656)       $ (493,641)       $(2,477,148)       $ (899,287)
                                        ==========        ==========        ===========        ==========

Common Stock                             3,407,111         1,534,366          3,406,156         1,534,366
Preferred Stock                                 --           299,744                 --           299,744
                                        ----------        ----------        -----------        ----------
                                         3,407,111         1,834,110          3,406,156         1,834,110

Number of common stock issued and
stock options granted in
accordance with SAB No. 83                      --           136,480                 --           136,480
                                        ----------        ----------        -----------        ----------
                Total                    3,407,111         1,970,590          3,406,156         1,970,590
                                        ==========        ==========        ===========        ==========

Net loss per share                      $    (0.28)       $    (0.25)       $     (0.73)       $    (0.46)
                                        ==========        ==========        ===========        ==========




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